Exhibit 99.1

News Release
Investor Contact: Alondra Oteyza, +1.713.439.8822, alondra.oteyza@bakerhughes.com Media Contact: Melanie Kania, +1.713.439.8303, melanie.kania@bakerhughes.com	Baker Hughes Incorporated 17021 Aldine Westfield Houston, Texas 77073 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Third Quarter Results

•	Revenue of $2.4 billion for the quarter, down 2% sequentially and 38% year-over-year

•	Operating losses were $321 million for the quarter, a sequential improvement of $249 million, or 44%

•	GAAP net loss per share of $1.00 for the quarter includes $0.85 per share of adjusting items

•	Cash flows from operating activities were $119 million for the quarter

HOUSTON, Texas (October 25, 2016) – Baker Hughes Incorporated (NYSE: BHI) announced today results for the third quarter of 2016.
“Our third quarter results demonstrate the progress we have made on our commitment to improve financial performance by reducing operational costs, optimizing our capital structure, and strengthening our full-service model while building broader sales channels for our products and technology,” said Martin Craighead, Baker Hughes Chairman and Chief Executive Officer.
“Revenue for the third quarter declined 2% sequentially, primarily as a result of steep activity reductions and project delays in our Gulf of Mexico, West Africa, and Norwegian deepwater operations. Despite these activity headwinds, the improvement in the quarter is evident through a $249 million, or 44%, sequential reduction in our operating losses, driven mainly by the decisive actions we took to right-size our operating structure. Furthermore, this quarter we exceeded our original cost reduction goal for year-end, setting a new annualized cost savings target of $650 million for 2016.
“Looking ahead, in the fourth quarter of 2016 we expect activity in North America to modestly increase, as our customer community slowly begins to ramp up activity in what remains a tough pricing environment. Internationally, we are forecasting activity declines and pricing pressure to continue, with minimal year-end, seasonal product sales unlikely to offset those declines.
“While we expect the market conditions to remain challenging near term, the structural changes we implemented in the past six months have created a stronger foundation for delivering on our objectives and positioning the company for growth. I am pleased with our progress and, while we have more work ahead of us, I am confident that we have the right people, technology, and strategy to grow profitably and maximize return on invested capital.”

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Baker Hughes Announces Third Quarter Results

2016 Third Quarter Results
Revenue for the quarter was $2.4 billion, a decrease of $55 million, or 2%, sequentially. Compared to the same quarter last year, revenue is down $1.4 billion, or 38%. Sequentially, revenue was impacted by activity declines, primarily in the Gulf of Mexico, Norway, and West Africa deepwater operations, and increasing market pricing pressures. This was partially offset by pockets of activity increase, mainly in the U.S. onshore, Saudi Arabia, Canada, and Kuwait.
On a GAAP basis, net loss attributable to Baker Hughes for the third quarter was $429 million, or $1.00 per diluted share, compared to $911 million, or $2.08 per diluted share, in the second quarter of 2016. The third quarter includes after-tax charges of $365 million, or $0.85 per diluted share, related to asset impairments, restructuring, litigation settlements, and goodwill impairment.
Adjusted net loss (a non-GAAP measure) for the quarter was $64 million, or $0.15 per diluted share. Adjusted net loss excludes the above adjustments totaling $365 million after-tax, or $0.85 per diluted share. A complete list of the adjusting items and associated reconciliation has been provided in Table 1a.
Adjusted EBITDA (a non-GAAP measure) was $269 million for the quarter, an increase of $419 million, or 279% sequentially, and down $253 million, or 48%, compared to the third quarter of 2015.
Cash flows provided by operating activities were $119 million for the quarter, a decrease of $3.5 billion sequentially and $309 million year-over-year. Free cash flow (a non-GAAP measure) for the quarter was $109 million, a decrease of $3.5 billion sequentially and $239 million year-over-year. The sequential decrease in cash flows is driven primarily by Halliburton’s payment of the $3.5 billion termination fee in the second quarter of 2016. Compared to the prior year, the decline is driven by the increase in operational losses as a result of reduced revenue.
For the quarter, capital expenditures were $70 million, unchanged sequentially, and down $108 million, or 61%, compared to the third quarter of 2015. The reduction in capital expenditures is attributable to reduced activity levels and our continued focus on capital discipline. Depreciation and amortization expense for the quarter was $262 million, a decline of $43 million, or 14%, sequentially, and down $170 million, or 39%, compared to the same quarter last year. The decline in depreciation and amortization expense is primarily driven by asset impairments and lower capital spending.
Corporate costs were $78 million in the quarter, compared to $29 million in the prior quarter and $26 million in the third quarter of 2015. The increase in corporate costs is mainly due to litigation settlements in the third quarter.

Income tax expense was $70 million for the quarter, an effective tax rate of (19.4%), compared to (20%) in the second quarter of 2016. As a result of geographic mix of earnings and losses, goodwill impairment, asset impairments, and restructuring charges, and other discrete tax items, our tax rate has been, and will continue to be, volatile until the market stabilizes.

In the third quarter we repurchased approximately 5.3 million shares on the open market, totaling $263 million.
North America
North America revenue of $674 million for the quarter increased 1% sequentially. The activity increase in the U.S. onshore and the seasonal uplift in Canada were almost entirely offset by a steep decline in activity in the Gulf of Mexico. Despite the increase in activity, the competitive landscape remains challenging across the entire segment.
Operating loss before tax for the third quarter was $65 million, a $246 million improvement compared to the prior quarter. The reduced losses were driven primarily by $158 million of inventory-related adjustments in the prior quarter

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not repeating, cost savings from recent restructuring actions, including lower depreciation and amortization expense from impairments, and a reduced provision for excess inventory. The current quarter also includes a $28 million benefit from non-recurring items.
Adjusted operating loss before tax (a non-GAAP measure), which excludes the inventory-related adjustments, was $74 million for the third quarter, a $79 million improvement compared to the $153 million in the prior quarter.
Latin America
Latin America revenue of $243 million increased 3% sequentially against the backdrop of a 2% rig count reduction. The increase in revenue was driven mainly by a one-time product sale in the Andean area, partially offset by reduced activity in the region, primarily in Venezuela and Mexico.
Operating profit before tax for the third quarter was $20 million, an increase of $263 million, compared to an operating loss before tax of $243 million in the prior quarter. The improvement in profitability is driven by $130 million of provisions for doubtful accounts and $88 million of inventory adjustments in the prior quarter not repeating, lower provision for excess inventory, and cost savings from restructuring actions, including reduced depreciation from impairments. The current quarter also includes a high-margin, one-time product sale in the Andean area and a $3 million benefit from non-recurring items.
Adjusted operating profit before tax (a non-GAAP measure), which excludes the inventory adjustments, was $16 million for the third quarter, a $171 million increase compared to the $155 million operating loss before tax in the prior quarter.
Europe/Africa/Russia Caspian
Europe/Africa/Russia Caspian revenue of $519 million for the quarter decreased 11% sequentially, primarily due to reduced activity and unfavorable exchange rates in West Africa and reduced activity in Norway, mainly as a result of project timing and labor union strikes.
Operating profit before tax for the third quarter was $22 million, an increase of $279 million compared to an operating loss before tax of $257 million in the prior quarter. Despite lower revenue, profitability improved sequentially, mainly as a result of $152 million of inventory adjustments and $58 million of valuation allowances on indirect taxes and provisions for doubtful accounts in the second quarter not repeating. The current quarter also includes cost savings from restructuring actions, including reduced depreciation and amortization expense, lower provision for excess inventory, and a $5 million benefit from non-recurring items.
Adjusted operating profit before tax (a non-GAAP measure), which excludes the inventory adjustments, was $13 million for the third quarter, a $118 million increase compared to the $105 million operating loss before tax in the prior quarter.
Middle East/Asia Pacific
Middle East/Asia Pacific revenue of $649 million for the quarter was relatively flat sequentially. Activity declines and price erosion across most of the segment were offset by pockets of activity growth, primarily in Saudi Arabia and Kuwait.
Operating profit before tax for the third quarter was $71 million, an increase in profitability of $213 million compared to operating loss before tax of $142 million in the prior quarter. Despite price deterioration, profitability improved as

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a result of $125 million of inventory adjustments in the prior quarter not repeating, cost savings from restructuring actions, including reduced depreciation and amortization expense, lower provision for excess inventory, and a $6 million benefit from non-recurring items.
Adjusted operating profit before tax (a non-GAAP measure), which excludes the inventory adjustments, was $63 million for the third quarter, an increase in profitability of $80 million compared to adjusted operating loss before tax of $17 million in the prior quarter.
Industrial Services
Industrial Services revenue of $268 million for the quarter decreased 2% sequentially. The decrease in revenue was mainly related to project delays in the pipeline inspection and maintenance business, causing an earlier-than-usual seasonal decline.
Operating profit before tax for the third quarter was $30 million, an increase of $73 million compared to operating loss before tax of $43 million in the prior quarter. The increase in profitability was driven by $47 million of inventory adjustments and $7 million of provisions for doubtful accounts in the second quarter not repeating. The current quarter also includes cost savings from restructuring actions, including reduced depreciation and amortization expense, lower provision for excess inventory, and a $3 million benefit from non-recurring items.
Adjusted operating profit before tax (a non-GAAP measure), which excludes the inventory adjustments, was $26 million, an improvement of $22 million compared to $4 million in the prior quarter.
___________________________________________________________________________________________
Please see Tables 1a and 1b for a reconciliation of GAAP to non-GAAP financial measures. A reconciliation of net income (loss) attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental segment financial information for revenue, adjusted operating profit (loss) before tax (a non-GAAP measure), and adjusted operating profit before tax margin is provided in Tables 5a and 5b. Free cash flow is defined as net cash flows provided by (used in) operating activities less expenditures for capital assets plus proceeds from disposal of assets.

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Consolidated Condensed Statements of Income (Loss)1

	Three Months Ended
	September 30,		June 30,
(In millions, except per share amounts)	2016	2015	2016
Revenue	$2,353	$3,786	$2,408
Costs and expenses:
Cost of revenue	2,059	3,375	3,112
Research and engineering	91	110	99
Marketing, general and administrative	203	211	222
Impairment and restructuring charges	304	98	1,126
Goodwill impairment	17	—	1,841
Merger and related costs	—	93	78
Merger termination fee	—	—	(3,500)
Total costs and expenses	2,674	3,887	2,978
Operating loss	(321)	(101)	(570)
Loss on early extinguishment of debt	—	—	(142)
Interest expense, net	(39)	(55)	(48)
Loss before income taxes	(360)	(156)	(760)
Income taxes	(70)	—	(152)
Net loss	(430)	(156)	(912)
Net (income) loss attributable to noncontrolling interests	1	(3)	1
Net loss attributable to Baker Hughes	$(429)	$(159)	$(911)

Basic and diluted loss per share attributable to Baker Hughes	$(1.00)	$(0.36)	$(2.08)

Weighted average shares outstanding, basic and diluted	430	439	438

Depreciation and amortization expense	$262	$432	$305
Capital expenditures	$70	$178	$70

1
Beginning in 2016, all merger and related costs are presented in a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs were reclassified to conform to the current year presentation.

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Consolidated Condensed Statements of Income (Loss)1

	Nine Months Ended September 30,
(In millions, except per share amounts)	2016	2015
Revenue	$7,431	$12,348
Costs and expenses:
Cost of revenue	7,829	11,301
Research and engineering	292	366
Marketing, general and administrative	632	749
Impairment and restructuring charges	1,590	747
Goodwill impairment	1,858	—
Merger and related costs	180	204
Merger termination fee	(3,500)	—
Total costs and expenses	8,881	13,367
Operating loss	(1,450)	(1,019)
Loss on early extinguishment of debt	(142)	—
Interest expense, net	(142)	(162)
Loss before income taxes	(1,734)	(1,181)
Income taxes	(589)	242
Net loss	(2,323)	(939)
Net loss attributable to noncontrolling interests	2	3
Net loss attributable to Baker Hughes	$(2,321)	$(936)

Basic and diluted loss per share attributable to Baker Hughes	$(5.31)	$(2.13)

Weighted average shares outstanding, basic and diluted	437	438

Depreciation and amortization expense	$921	$1,326
Capital expenditures	$226	$751

1
Beginning in 2016, all merger and related costs are presented in a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs were reclassified to conform to the current year presentation.

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Consolidated Condensed Balance Sheets

	September 30,	December 31,
(In millions)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$3,736	$2,324
Accounts receivable - less allowance for doubtful accounts (2016 - $558, 2015 - $383)	2,207	3,217
Inventories, net	1,966	2,917
Other current assets	1,093	810
Total current assets	9,002	9,268
Property, plant and equipment, net	4,874	6,693
Goodwill	4,216	6,070
Intangible assets, net	407	583
Other assets	992	1,466
Total assets	$19,491	$24,080
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$951	$1,409
Short-term debt and current portion of long-term debt	127	151
Accrued employee compensation	466	690
Other accrued liabilities	680	525
Total current liabilities	2,224	2,775
Long-term debt	2,895	3,890
Deferred income taxes and other tax liabilities	382	252
Long-term liabilities	753	781
Equity	13,237	16,382
Total liabilities and equity	$19,491	$24,080

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Consolidated Condensed Statements of Cash Flows

	Nine Months Ended September 30,
(In millions)	2016	2015
Cash flows from operating activities:
Net loss	$(2,323)	$(939)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	921	1,326
Impairment of assets	1,241	265
Goodwill impairment	1,858	—
Other noncash items	1,184	(8)
Other, primarily working capital	716	621
Net cash flows provided by operating activities	3,597	1,265
Cash flows from investing activities:
Expenditures for capital assets	(226)	(751)
Proceeds from disposal of assets	199	269
Proceeds from maturities of investment securities	307	—
Purchases of investment securities	(308)	(217)
Other	—	(14)
Net cash flows used in investing activities	(28)	(713)
Cash flows from financing activities:
Net repayments of short-term debt and other borrowings	(57)	(38)
Repayment of long-term debt	(1,135)	—
Repurchase of common stock	(763)	—
Dividends	(221)	(222)
Other	17	21
Net cash flows used in financing activities	(2,159)	(239)
Effect of foreign exchange rate changes on cash and cash equivalents	2	(10)
Increase in cash and cash equivalents	1,412	303
Cash and cash equivalents, beginning of period	2,324	1,740
Cash and cash equivalents, end of period	$3,736	$2,043

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Table 1a: Reconciliation of GAAP and Non-GAAP Net Loss
The following table reconciles net loss attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net loss1 (a non-GAAP financial measure). Adjusted net loss excludes identified items with respect to 2015 and 2016 as disclosed below:

	Three Months Ended
	September 30,		June 30,
(In millions, except per share amounts)	2016	2015	2016
Net loss attributable to Baker Hughes (GAAP)	$(429)	$(159)	$(911)
Identified item:
Impairment and restructuring charges[2]	304	98	1,126
Goodwill impairment[3]	17	—	1,841
Merger and related costs[4]	—	93	78
Merger termination fee[5]	—	—	(3,500)
Inventory adjustments[6]	(34)	—	621
Loss on early extinguishment of debt[7]	—	—	142
Loss on firm purchase commitment[8]	—	—	(51)
Litigation settlements[9]	41	—	—
Total identified items	328	191	257
Income taxes on identified items[10]	37	(54)	262
Identified items, net of income taxes	365	137	519
Adjusted net loss (non-GAAP)[1]	$(64)	$(22)	$(392)

Basic and diluted loss per share attributable to Baker Hughes (GAAP)	$(1.00)	$(0.36)	$(2.08)
Adjusted basic and diluted loss per share attributable to Baker Hughes (non-GAAP)	$(0.15)	$(0.05)	$(0.90)

1
Adjusted net loss is a non-GAAP measure comprised of net loss attributable to Baker Hughes, excluding the impact of certain identified items. The Company believes that adjusted net loss is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net loss as a measure of the performance of the Company’s operations.

2	Impairment and restructuring charges associated with asset impairments, workforce reductions, facility closures, and contract terminations.
3
Goodwill impairment in two of the operating segments: North America for $19 million and $1,530 million before-tax and Industrial Services for ($2) million and $311 million before-tax during the third and second quarters of 2016, respectively.

4
Merger and related costs recorded in 2016 and 2015 included amounts under our retention programs and obligations for minimum incentive compensation, which based on meeting eligibility criteria, have been treated as merger and related expenses.

5	Merger termination fee paid by Halliburton on May 4, 2016, representing the termination fee required to be paid pursuant to the Merger Agreement.
6	Inventory adjustments include costs to write off and dispose of certain excess inventory.
7	Loss on early extinguishment of debt associated with the purchase of outstanding bonds of $1 billion of face value.
8	During the second quarter of 2016, we reached a settlement with a third party on a firm purchase commitment resulting in a reversal of the loss recorded in the first quarter of 2016.
9	Costs related to litigation settlements were recorded in Corporate during the third quarter of 2016.
10	Represents the tax effect of the aggregate identified items, generally based on statutory tax rates, offset by valuation allowances and the benefits of certain tax credits.

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Table 1b: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net cash flows provided by operating activities, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to free cash flow (a non-GAAP financial measure). Free cash flow is defined as net cash flows provided by (used in) operating activities less expenditures for capital assets plus proceeds from disposal of assets. Management is providing this measure because it believes that such measure is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of liquidity. Free cash flow does not represent the residual cash flow available for discretionary expenditures.

	Three Months Ended
	September 30,		June 30,
(In millions)	2016	2015	2016
Cash flows from operating activities:
Net loss	$(430)	$(156)	$(912)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	262	432	305
Impairment of assets	186	—	937
Goodwill impairment	17	—	1,841
Other noncash items	25	58	755
Other, primarily working capital	59	94	651
Net cash flows provided by operating activities (GAAP)	119	428	3,577

Expenditures for capital assets	(70)	(178)	(70)
Proceeds from disposal of assets	60	98	57
Free cash flow (Non-GAAP)	$109	$348	$3,564

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Table 2: Calculation of EBIT, EBITDA, and Adjusted EBITDA1

	Three Months Ended
	September 30,		June 30,
(In millions)	2016	2015	2016
Net loss attributable to Baker Hughes	$(429)	$(159)	$(911)
Net income (loss) attributable to noncontrolling interests	(1)	3	(1)
Income taxes	70	—	152
Loss before income taxes	(360)	(156)	(760)
Interest expense, net	39	55	48
Loss before interest and taxes (EBIT)[1]	(321)	(101)	(712)
Depreciation and amortization expense	262	432	305
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)[1]	(59)	331	(407)
Adjustments to EBITDA:
Impairment and restructuring charges[2]	304	98	1,126
Goodwill impairment[3]	17	—	1,841
Merger and related costs[4]	—	93	78
Merger termination fee[5]	—	—	(3,500)
Inventory adjustments[6]	(34)	—	621
Loss on early extinguishment of debt[7]	—	—	142
Loss on firm purchase commitment[8]	—	—	(51)
Litigation settlements[9]	41	—	—
Adjusted EBITDA[1]	$269	$522	$(150)

	Nine Months Ended
	September 30,
(In millions)	2016	2015
Net loss attributable to Baker Hughes	$(2,321)	$(936)
Net loss attributable to noncontrolling interests	(2)	(3)
Income taxes	589	(242)
Loss before income taxes	(1,734)	(1,181)
Interest expense, net	142	162
Loss before interest and taxes (EBIT)[1]	(1,592)	(1,019)
Depreciation and amortization expense	921	1,326
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)[1]	(671)	307
Adjustments to EBITDA:
Impairment and restructuring charges[2]	1,590	747
Goodwill impairment[3]	1,858	—
Merger and related costs[4]	180	204
Merger termination fee[5]	(3,500)	—
Inventory adjustments[6]	587	194
Loss on early extinguishment of debt[7]	142	—
Litigation settlements[9]	41	(13)
Adjusted EBITDA[1]	$227	$1,439

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1
EBIT, EBITDA, and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Impairment and restructuring charges associated with asset impairments, workforce reductions, facility closures, and contract terminations.
3
Goodwill impairment in two of the operating segments: North America for $19 million and $1,530 million before-tax and Industrial Services for ($2) million and $311 million before and after-tax during the third and second quarters of 2016, respectively.

4
Merger and related costs recorded in 2016 and 2015 included amounts under our retention programs and obligations for minimum incentive compensation, which based on meeting eligibility criteria, have been treated as merger and related expenses.

5	Merger termination fee paid by Halliburton on May 4, 2016, representing the termination fee required to be paid pursuant to the Merger Agreement.
6	Inventory adjustments include costs to write off and dispose of certain excess inventory.
7	Loss on early extinguishment of debt associated with the purchase of outstanding bonds of $1 billion of face value.
8	During the second quarter of 2016, we reached a settlement with a third party on a firm purchase commitment resulting in a reversal of the loss recorded in the first quarter of 2016.
9
Costs related to litigation settlements were recorded in Corporate during the third quarter of 2016. In the second quarter of 2015, a reversal was recorded in Corporate as the amount of claims made under a settlement agreement was less than originally expected.

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Table 3a: Segment Revenue, Operating Profit (Loss) Before Tax, and Operating Profit Before Tax Margin1

	Three Months Ended
	September 30,		June 30,
(In millions)	2016	2015	2016
Segment Revenue
North America	$674	$1,368	$668
Latin America	243	439	235
Europe/Africa/Russia Caspian	519	791	581
Middle East/Asia Pacific	649	849	651
Industrial Services	268	339	273
Total Operations	$2,353	$3,786	$2,408
Operating Profit (Loss) Before Tax[2]
North America	$(65)	$(153)	$(311)
Latin America	20	51	(243)
Europe/Africa/Russia Caspian	22	98	(257)
Middle East/Asia Pacific	71	76	(142)
Industrial Services	30	44	(43)
Total Operations	78	116	(996)
Corporate and Other Profit (Loss) Before Tax
Corporate[2]	(78)	(26)	(29)
Loss on early extinguishment of debt	—	—	(142)
Interest expense, net	(39)	(55)	(48)
Impairment and restructuring charges	(304)	(98)	(1,126)
Goodwill impairment	(17)	—	(1,841)
Merger and related costs[2]	—	(93)	(78)
Merger termination fee	—	—	3,500
Corporate, net interest and other	(438)	(272)	236
Loss Before Income Tax	$(360)	$(156)	$(760)
Operating Profit Before Tax Margin[1,2]
North America	(9.6%)	(11.2%)	(46.6%)
Latin America	8.2%	11.6%	(103.4%)
Europe/Africa/Russia Caspian	4.2%	12.4%	(44.2%)
Middle East/Asia Pacific	10.9%	9.0%	(21.8%)
Industrial Services	11.2%	13.0%	(15.8%)
Total Operations	3.3%	3.1%	(41.4%)

1
Operating profit before tax margin is a non-GAAP measure defined as operating profit (loss) before tax divided by revenue. Management uses the operating profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Table 3b: Segment Revenue, Operating Profit (Loss) Before Tax, and Operating Profit Before Tax Margin1

	Nine Months Ended September 30,
(In millions)	2016	2015
Segment Revenue
North America	$2,161	$4,872
Latin America	755	1,371
Europe/Africa/Russia Caspian	1,711	2,555
Middle East/Asia Pacific	2,018	2,621
Industrial Services	786	929
Total Operations	$7,431	$12,348
Operating Profit (Loss) Before Tax[2]
North America	$(601)	$(512)
Latin America	(289)	129
Europe/Africa/Russia Caspian	(254)	135
Middle East/Asia Pacific	(22)	198
Industrial Services	(17)	86
Total Operations	(1,183)	36
Corporate and Other Profit (Loss) Before Tax
Corporate[2]	(139)	(104)
Loss on early extinguishment of debt	(142)	—
Interest expense, net	(142)	(162)
Impairment and restructuring charges	(1,590)	(747)
Goodwill impairment	(1,858)	—
Merger and related costs[2]	(180)	(204)
Merger termination fee	3,500	—
Corporate, net interest and other	(551)	(1,217)
Loss Before Income Tax	$(1,734)	$(1,181)
Operating Profit Before Tax Margin[1,2]
North America	(27.8%)	(10.5%)
Latin America	(38.3%)	9.4%
Europe/Africa/Russia Caspian	(14.8%)	5.3%
Middle East/Asia Pacific	(1.1%)	7.6%
Industrial Services	(2.2%)	9.3%
Total Operations	(15.9%)	0.3%

1
Operating profit before tax margin is a non-GAAP measure defined as operating profit (loss) before tax divided by revenue. Management uses the operating profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Table 4: Adjustments to Segment Operating Profit (Loss) Before Tax1

	Three Months Ended
	September 30,	June 30,
(In millions)	2016[2,4]	2016[2,3]
Adjustments to Operating Profit (Loss) Before Tax[1]
North America	$(9)	$158
Latin America	(4)	88
Europe/Africa/Russia Caspian	(9)	152
Middle East/Asia Pacific	(8)	125
Industrial Services	(4)	47
Total Operations	(34)	570
Corporate	41	—
Total	$7	$570

	Nine Months Ended September 30,
(In millions)	2016[2,4]	2015[2,4]
Adjustments to Operating Profit (Loss) Before Tax[1]
North America	$200	$182
Latin America	84	12
Europe/Africa/Russia Caspian	143	—
Middle East/Asia Pacific	117	—
Industrial Services	43	—
Total Operations	$587	$194
Corporate	41	(13)
Total	$628	$181

1
The company believes that adjusting these identified items from the segment operating profit (loss) before tax provides investors and analysts a measure to compare companies more consistently on the basis of operating performance.

2
Inventory adjustments to write off and dispose of certain excess inventory of ($34) million and $621 million during the third and second quarters of 2016, respectively, across all the segments. In 2015 we also recorded inventory adjustments of $194 million with $171 million during the first quarter and $23 million in the second quarter.

3
During the second quarter of 2016, we reached a settlement with a third party on a firm purchase commitment resulting in a reversal of the loss recorded in the first quarter of 2016 in North America for $51 million.

4
Costs related to litigation settlements were recorded in Corporate during the third quarter of 2016. In the second quarter of 2015, a reversal was recorded in Corporate as the amount of claims made under a settlement agreement was less than originally expected.

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Baker Hughes Announces Third Quarter Results

Table 5a: Supplemental Segment Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of adjusted operating profit (loss) before tax and adjusted operating profit before tax margin, which excludes identified items in Table 4:

	Three Months Ended
	September 30,		June 30,
(In millions)	2016	2015	2016
Segment Revenue
North America	$674	$1,368	$668
Latin America	243	439	235
Europe/Africa/Russia Caspian	519	791	581
Middle East/Asia Pacific	649	849	651
Industrial Services	268	339	273
Total Operations	$2,353	$3,786	$2,408
Adjusted Operating Profit (Loss) Before Tax[1,2]
North America	$(74)	$(153)	$(153)
Latin America	16	51	(155)
Europe/Africa/Russia Caspian	13	98	(105)
Middle East/Asia Pacific	63	76	(17)
Industrial Services	26	44	4
Total Operations	44	116	(426)
Corporate	(37)	(26)	(29)
Total	$7	$90	$(455)
Adjusted Operating Profit Before Tax Margin[1,2]
North America	(11.0%)	(11.2%)	(22.9%)
Latin America	6.6%	11.6%	(66.0%)
Europe/Africa/Russia Caspian	2.5%	12.4%	(18.1%)
Middle East/Asia Pacific	9.7%	9.0%	(2.6%)
Industrial Services	9.7%	13.0%	1.5%
Total Operations	1.9%	3.1%	(17.7%)

1
Adjusted operating profit (loss) before tax is a non-GAAP measure defined as profit (loss) before income tax less interest expense and identified items as shown on Table 1a. Adjusted operating profit before tax margin is a non-GAAP measure defined as adjusted operating profit (loss) before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Baker Hughes Announces Third Quarter Results

Table 5b: Supplemental Segment Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of adjusted operating profit (loss) before tax and adjusted operating profit before tax margin, which excludes identified items in Table 4:

	Nine Months Ended September 30,
(In millions)	2016	2015
Segment Revenue
North America	$2,161	$4,872
Latin America	755	1,371
Europe/Africa/Russia Caspian	1,711	2,555
Middle East/Asia Pacific	2,018	2,621
Industrial Services	786	929
Total Operations	$7,431	$12,348
Adjusted Operating Profit (Loss) Before Tax[1,2]
North America	$(401)	$(330)
Latin America	(205)	141
Europe/Africa/Russia Caspian	(111)	135
Middle East/Asia Pacific	95	198
Industrial Services	26	86
Total Operations	(596)	230
Corporate	(98)	(117)
Total	$(694)	$113
Adjusted Operating Profit Before Tax Margin[1,2]
North America	(18.6%)	(6.8%)
Latin America	(27.2%)	10.3%
Europe/Africa/Russia Caspian	(6.5%)	5.3%
Middle East/Asia Pacific	4.7%	7.6%
Industrial Services	3.3%	9.3%
Total Operations	(8.0%)	1.9%

1
Adjusted operating profit (loss) before tax is a non-GAAP measure defined as profit (loss) before income tax less interest expense and identified items as shown on Table 1a. Adjusted operating profit before tax margin is a non-GAAP measure defined as adjusted operating profit (loss) before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Beginning in 2016, we excluded merger and related costs from our operating segments. These costs are now presented as a separate line item in the consolidated condensed statement of income (loss). Prior-year merger and related costs have been reclassified to conform to the current year presentation.

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Baker Hughes Announces Third Quarter Results

Innovations to Earnings
The following section provides operational and technical highlights outlining the successes aligned to our strategy.
Efficient Well Construction
Baker Hughes improves drilling efficiency in the DJ Basin. Deploying its AutoTrak™ Curve rotary steerable system and drill bits, Baker Hughes significantly increased drilling efficiencies and cost savings for several key operators in Colorado's DJ Basin. The technology drills 30% faster than conventional systems, which often face challenges steering and staying in the target zone. Baker Hughes’ performance has led to market share gains in this basin.
Baker Hughes wins significant drilling awards and achieves milestone in Russia. Through consistent execution, improved efficiency, and unparalleled wellbore placement, Baker Hughes secured key awards in Russia, enabling it to expand its operational footprint to service 100 rigs—a milestone number for the company and more than double compared to the same quarter last year.
Baker Hughes wins two-year drilling contract to provide 100% of the directional drilling services for operator in Argentina. Baker Hughes will provide its AutoTrak™ eXact rotary steerable system, OnTrak™ integrated measurement-while-drilling and logging-while-drilling system, Co-Pilot™ drilling optimization service, and XTreme™ motors for two years in the Cuenca Neuquina basin. Baker Hughes displaced another service provider with this award.
Baker Hughes drills the longest horizontal and first extended-reach well in Brazil. Baker Hughes deployed its AutoTrak™ rotary steerable system, Talon™ PDC bit, and other reservoir navigation services to drill a 16,072-ft long tangent of 75.3° inclination and a horizontal oil-bearing reservoir section of 5,166 ft, with a net sand exposure of 78%. The entire reservoir section was successfully drilled to total depth in two runs using the same bit, which came out of the hole in like-new condition.
Baker Hughes achieves U.S. drilling record in the Utica Shale. Combining its drilling systems, drill bits, and drilling and completions fluids, Baker Hughes drilled 13,574 ft in one run — curve and lateral —setting a U.S. drilling record. As operators in the U.S. are in continuous search of improved efficiency, drilling long sections with curve and lateral in one run represents a significant achievement.
Baker Hughes wins three-year drilling and completions fluids contract in Thailand. Baker Hughes will provide drilling fluids and services for a major operator. This award increases the company’s market share in the region and strengthens its position as a leading technology innovator.
Baker Hughes wins multi-year drilling and completions fluids contract in Kuwait. Baker Hughes displaced another service provider to supply drilling fluids and services for two deep drilling rigs onshore Kuwait. The company was selected based on outstanding performance and service.
Baker Hughes enhances production with wireline services in the Middle East. Baker Hughes successfully enabled production in a well that had not produced since its initial completion several years ago. Previous sidetracking and acid stimulation attempts proved unsuccessful. Baker Hughes worked with the operator to develop a solution using its proprietary PulsFrac™ dynamic event modeling software and perforating services to re-complete this challenging well. The program was executed flawlessly and got the well back online to start producing at thousands of boe/day.
Baker Hughes wins three-year completions contract in Norway. Baker Hughes will provide lower completions systems and multi-zone intelligent production systems on at least two wells, with the opportunity to expand to up to 10 wells in the North Sea. Baker Hughes was selected based on its unrivaled track record in complex completions in the North Sea and its ability to meet tight delivery schedules from its world-class manufacturing facilities.

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Baker Hughes Announces Third Quarter Results

Baker Hughes wins three-year liner hanger contract for a major operator in Oman. Baker Hughes secured a contract for the provision of 7-in. and 4.5-in. liner hanger equipment and services, which displaced the incumbent service provider of 10 years. The award confirms Baker Hughes’ leading role in completions and wellbore intervention technology in Oman.
Optimizing Well Production and Increasing Ultimate Recovery
Baker Hughes wins three-year artificial lift contract in Oman. Baker Hughes will provide progressing cavity pumping (PCP) systems and electrical submersible pumping systems featuring FLEXPump™ technology. This award displaces the provider of the incumbent PCP system and gives Baker Hughes 100% market share with the operator.
Baker Hughes wins 100% of an electrical submersible pumping system workover campaign for operator in Colombia. Baker Hughes will provide FLEXPump™ technology and CENtrilift XP™ Xtreme Performance motors for an operation in Colombia. Baker Hughes was selected based on past performance. The award displaces the incumbent service provider, who held 60% of the contractual assignation.
Baker Hughes launches TRETOLITE™ SNAP fluids separation technologies. These next-generation water clarifiers and demulsifiers are formulated to maintain dry oil and good water quality for oil producers while stabilizing operations, reducing costs, and maintaining production. A TRETOLITE SNAP water clarifier treatment program recently delivered $3.8 million in added value by eliminating produced-water-cooler fouling and reducing operating costs for a Canadian operator producing heavy oil via steam-assisted gravity drainage.
Baker Hughes wins upstream chemical award for heavy oil field in Canada. Baker Hughes will supply TRETOLITE™ demulsifiers, CRONOX™ corrosion inhibitors, and water treatment chemicals to a heavy oil facility with approximately 80 producing wells, an oil treating facility, and a water treatment plant. Baker Hughes was selected based on product performance and process improvements that significantly reduce well servicing costs. Baker Hughes displaced the incumbent after 25 years on site.
Baker Hughes wins upstream chemical award for new unconventional wells in Argentina. Baker Hughes will provide paraffin inhibition technology and services for two wells in an unconventional green field. The technology replaces an underperforming solution from a different provider. The win positions Baker Hughes favorably as development plans for this promising field unfold in 2017.
Baker Hughes wins two five-year upstream chemical contracts in Qatar. Baker Hughes will provide CRONOX™ corrosion inhibitors for gas producers in Qatar. One of the contracts displaced a competitor from all wet gas production operations.
Baker Hughes wins five-year upstream chemicals contract in Oman. Baker Hughes will supply FLO™ XLWR drag reducer technology in a contract win that positions Baker Hughes as a leading chemicals provider in Oman.
Baker Hughes Process and Pipeline Services (PPS) collaborates with Wireline Services to open a new market — Offshore Riser Inspection. Working together, Baker Hughes PPS and Wireline Services engineered a new solution to help a major Gulf of Mexico operator measure the integrity of an offshore gas riser. By combining a unique inspection technology specifically designed to measure corrosion in “unpiggable” pipelines, nitrogen pumping services, and a wireline unit, Baker Hughes provided the operator with vital inspection data that was previously impossible to acquire. Based on this success and the growing need for operators to periodically test the integrity of their riser systems, the company received multiple orders for additional inspections.
Baker Hughes wins three refining sole-source chemical contracts in North America. Displacing three competitors, the contracts cover process chemicals, water treatment, and finished fuel additive applications. To win the accounts, Baker Hughes addressed ongoing performance issues that enabled refiners to improve equipment reliability.

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Baker Hughes Announces Third Quarter Results

Super-major extends chemicals contract with Baker Hughes in North America. Baker Hughes was awarded a five-year contract extension for its process chemicals applications at a refinery in North America. Key to keeping the business was demonstrating the value captured by the refiner as a result of improved monitoring and product enhancements.

Major operator extends chemicals contract with Baker Hughes in North America. Baker Hughes was awarded a five-year extension for its process chemicals, water treatment, and finished fuel treatment applications at a refinery in North America. The operator cited the company’s commitment to seek and deliver value as the primary driver for awarding the business.
________________________________________________________________________________________
Supplemental Financial Information
Supplemental financial information can be found on the Company’s website at: www.bakerhughes.com/investor in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled an investor conference call to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8:30 a.m. Eastern time, 7:30 a.m. Central time on Tuesday, October 25, 2016, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the call will also be posted to the Company’s website and available for real-time viewing at www.bakerhughes.com/investor. The conference call will broadcast live via a webcast and can be accessed by visiting the Events and Presentations page on the Company’s website at:www.bakerhughes.com/investor. An archived version of the webcast will be available on the website through the end of December, 2016.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2015; Baker Hughes’ subsequent quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2016, and June 30, 2016; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.
These forward-looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks, along with the following risk factors and the timing of any of these risk factors:

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Baker Hughes Announces Third Quarter Results

Restructuring activities - the ability to successfully implement and adjust the restructuring activities and achieve their intended results.
Economic and political conditions - the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans, coupled with their liquidity constraints; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions. In addition, market conditions, such as the trading prices for our stock, as well as the terms of any stock purchase plans may impact stock repurchases.  At our discretion, we may engage in or discontinue stock repurchases at any time.
Impact of Britain’s vote to leave the European Union - Their vote in late June 2016 to leave the European Union could impact our local operations in the United Kingdom as well as the global economy.

Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
Price, market share, contract terms, and customer payments - our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources - our ability to manage the costs, availability, distribution and/or delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions - the potential for litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other

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Baker Hughes Announces Third Quarter Results

areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company’s 34,000 employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information about Baker Hughes, visit: www.bakerhughes.com.